Exhibit 99.1

April 17, 2012

NORTHWEST PIPE ANNOUNCES RECEIPT OF NASDAQ NOTICE EXTENDING COMPLIANCE DATE

Vancouver, WA, April 17, 2012. Northwest Pipe Company (NASDAQ: NWPX) today announced that it has received a letter from the Nasdaq Stock Market (“Nasdaq”) stating that Nasdaq has extended until April 30, 2012 the date by which the Company must regain compliance with Nasdaq’s listing rules by filing its delinquent Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and Annual Report on Form 10-K for the year ended December 31, 2011 (the “Delinquent Reports”). Nasdaq had previously granted the Company an exception from its listing rules until April 16, 2012 to file the Delinquent Reports. If the Company does not file the Delinquent Reports by April 30, 2012, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company would be permitted to appeal the Nasdaq staff’s delisting determination to a Hearings Panel.

About Northwest Pipe Company

Northwest Pipe Company manufactures welded steel pipe and other products in two business groups. Its Water Transmission Group is the leading supplier of large diameter, high-pressure steel pipe products that are used primarily for water infrastructure in North America. Its Tubular Products Group manufactures smaller diameter steel pipe for a wide range of products including energy, construction, agriculture and industrial systems. The Company is headquartered in Vancouver, Washington and has ten manufacturing facilities across the United States and Mexico.

Forward-Looking Statements

This press release contains statements that are “forward-looking” statements within the meaning of the Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act that are based on current expectations, estimates and projections about our business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by us include the completion and results of the restatement of the Company’s previously issued consolidated financial statements, additional accounting or other issues identified in connection with the restatement and the audit and review of the restated financial statements by the Company’s independent registered public accounting firm, negative reactions from the Company’s creditors or customers to the Company’s restatement of its financial statements, the scope and impact of the restatement of the Company’s financial statements, the existence of other errors that may require further adjustment of the Company’s financial statements, that the Company’s internal controls over financial reporting may be inadequate or have material weaknesses of which the Company is not currently aware, that the Company’s disclosure controls and procedures may not be effective, the impact and result of any litigation, investigation or other action by The Nasdaq Stock Market, the SEC, any other governmental agency or other parties related to the Company’s restatement of its financial statements, and other risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2010 and from time to time in our other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

CONTACT:	Robin Gantt, Chief Financial Officer
360-397-6250